Exhibit 32(a)

Section 1350 Certification

We, John W. Ketchum and Michael H. Dunne, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)The Quarterly Report on Form 10-Q of NextEra Energy, Inc. (the registrant) for the quarterly period ended September 30, 2026 (Report) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Dated:	October 21, 2026

JOHN W. KETCHUM
John W. Ketchum Chairman, President and Chief Executive Officer of NextEra Energy, Inc.

MICHAEL H. DUNNE
Michael H. Dunne Executive Vice President, Finance and Chief Financial Officer of NextEra Energy, Inc.

A signed original of this written statement required by Section 906 has been provided to the registrant and will be retained by the registrant and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification is being furnished as an exhibit to the Report pursuant to Item 601(b)(32) of Regulation S-K and Section 906 of the Sarbanes-Oxley Act of 2002 and, accordingly, is not being filed with the Securities and Exchange Commission as part of the Report and is not to be incorporated by reference into any filing of the registrant under the Securities Act of 1933 or the Securities Exchange Act of 1934 (whether made before or after the date of the Report, irrespective of any general incorporation language contained in such filing).